Exhibit 23.04

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NRG Energy, Inc.:

We consent to the use of our reports dated February 23, 2010, with respect to the consolidated balance sheets of NRG Energy, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows, for each of the years in the three-year period ended December 31, 2009, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in the registration statement on Form S-4 for $1,100,000,000 8.25% Senior Notes due 2020 Series B.  We also consent to the reference to our firm under the heading “Experts” in this registration statement.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) 141R, Business Combinations (incorporated into Accounting Standards Codification (ASC) Topic 805, Business Combinations), and the Company’s adoption of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, Consolidated Financial Statements (incorporated into ASC Topic 810, Consolidation), and the Company’s adoption of Financial Accounting Standards Board Staff Position (FSP FAS) 141R-1, Accounting for Assets and Liabilities Assumed in a Business Combination That Arise from Contingencies (incorporated into ASC Topic 805, Business Combinations), and the Company’s adoption of FSP Accounting Principles Board (APB) No. 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements) (incorporated into ASC Topic 825, Financial Instruments), effective January 1, 2009; and the Company’s adoption of SFAS No. 157, Fair Value Measurements (incorporated into ASC Topic 820, Fair Value Measurements and Disclosures), effective January 1, 2008; and the Company’s adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of SFAS No. 109” (incorporated into ASC Topic 740, Income Taxes), effective January 1, 2007.

(signed) KPMG LLP

Philadelphia, PA
December 21, 2010